SECURITIES  PURCHASE  AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into and effective as of October 23, 2012, by and EASTGATE ACQUISITIONS CORPORATION, a Nevada corporation (“Eastgate”), and ANNA GLUSKIN, an individual residing in Toronto, Canada (hereinafter referred to as “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to acquire from Eastgate and Eastgate desires to issue to Purchaser, a demand promissory note (the “Promissory Note”) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, in consideration for the Promissory Note, Purchaser will loan to Eastgate the sum of $100,000, which amount will be evidenced by Eastgate’s issuance of the Promissory Note.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Promissory Note.  Subject to the terms and conditions of this Agreement and the Promissory Note that is annexed hereto as Attachment No. 1 and, by this reference, made a part hereof, upon execution of this Agreement Purchasers agree to loan to and deliver to Eastgate the cash sum of $100,000.00 in lawful money of the United States of America (the “Principal Sum”), receipt of which is hereby acknowledged by the execution and delivery of this Agreement and, whereby in consideration for the loan of the Principal Sum to Eastgate, Eastgate will cause to be executed and delivered to Purchaser the Promissory Note pursuant to the following terms:

(a)

The Promissory Note shall be for $100,000.00  in lawful money of the United States of America  (Principal Sum), payable on demand and carry an interest rate of five percent (5%) per annum; and

(b)

The Promissory Note will be unsecured by specific property and become a general obligation of Eastgate.

2.

Closing.   The closing of the Agreement will occur immediately upon the contemporaneous execution of this Agreement and the Promissory Note and the delivery by Purchaser of the Principal Sum to Eastgate.

3.

Representations, Warranties and Covenants of Eastgate.  Eastgate hereby represents and warrants to Purchasers that:

(a)

Eastgate is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all corporate powers, governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted in every jurisdiction in which its business conducted by it makes such qualification necessary.

(b)

Eastgate has the requisite power and authority to enter into and execute this Agreement and the Promissory Note and to consummate the transactions contemplated hereby and commit Eastgate to the terms, provisions and obligations set forth herein and in the Promissory Note. Neither the execution and delivery of this Agreement and Promissory Note nor the consummation of the transactions contemplated thereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or bylaws of Eastgate, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Eastgate may be a party or by which it is bound.

(c)

Eastgate has received all necessary and requisite approvals from its Board of Directors to execute this Agreement and Promissory Note and carry out the transactions contemplated thereby.  Eastgate is not required to obtain any consent from, authorization or order of, or make any filing or registration with government agency or jurisdiction.

(d)

The execution and delivery of this Agreement and Promissory Note by Eastgate and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Eastgate and does not materially violate or breach any material agreement or contract to which Eastgate is a party, or violate or conflict with any provision of Eastgate’s Articles of Incorporation or Bylaws

(e)

As of the date hereof, Eastgate’s capitalization consists of 100,000,000 shares of common stock, of which 31,625,000 are issued and outstanding and -0- shares are reserved for issuance pursuant to derivative securities. All of such outstanding shares of common stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of Eastgate.

(f)

Eastgate is not a party to any material pending action or litigation or, to the knowledge of its executive officers, any governmental investigation or proceeding and no litigation, claims, assessments or any governmental proceedings are threatened in writing against Eastgate.

4

Representations, Warranties and Covenants of Purchasers.  Purchasers hereby represents and warrants to Eastgate that:

(a)

Purchasers have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Purchaser is acquiring the Promissory Note for its own account and not with a view to making a distribution that may be in violation of the registration provisions of the Securities Act of 1933.

(c)

Purchaser acknowledges that the Promissory Note will be issued to Purchaser in reliance on specific exemptions from the registration requirements of federal and state securities laws and.

(d)

Purchaser has been furnished with all materials relating to the business, finances and operations of the Eastgate and materials relating to this Agreement. Purchaser acknowledges that the loan to Eastgate and the issuance of the Promissory Note involves a high degree of risk.

5.

Miscellaneous.

(a)

This Agreement (including the Promissory note annexed hereto) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(b)

This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

(c)

This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, binding obligation, but all of which together will constitute one and the same instrument.  The delivery by facsimile, e-mail or other electronic medium of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

(d)

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any state or jurisdiction other than Utah.

(e)

This Agreement may be amended only by an instrument in writing and agreed to by all parties hereto.

(f)

If any part of this Agreement is deemed to be invalid or otherwise unenforceable, the balance of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

EASTGATE ACQUISITIONS CORPORATION

“Eastgate”

“Purchasers”

By:

/s/ Brian Lukian

/s/ Anna Gluskin

Its

Chief Financial Officer

ANNA GLUSKIN

ATTACHMENT NO. 1

DEMAND PROMISSORY NOTE

$ 100,000.00

Due:  ON DEMAND

FOR VALUE RECEIVED, the undersigned, Eastgate Acquisitions Corporation, a Nevada corporation with an office in Salt Lake City, Utah (hereinafter referred to as "Maker"), hereby promises to pay to the order of Anna Gluskin, an individual residing in Toronto, Canada (the "Holder"), or its assigns or designee, the principal sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), with interest thereon at the rate of five percent (5%) per annum until the principal sum is paid in full.

(a)

In consideration for Holder loaning to Maker the sum of $100,000.00 pursuant to that certain Securities Purchase Agreement dated October __, 2012, the Maker hereby promises and agrees to repay to Holder at such place as Holder hereof may designate in writing, the principal sum of $100,000.00 in lawful money of the United States of America, together with interest on the unpaid balance, immediately upon the demand by Holder for payment, or pursuant to such other terms as may be mutually agreed upon in writing by the parties and appropriately attached as an addendum hereto.

(b)

No payment, principal or interest, will be due and payable on this Note until the demand for payment is made by Holder, on which date this Note will be due and payable to Holder in full including all principal and accrued interest thereon.

(c)

In case of default in the payment of the principal and/or interest as herein stipulated, and should legal action be commenced or an attorney employed to enforce payment of this Note, the undersigned Maker agrees to pay a the Holder’s reasonable attorney's fees, disbursements and applicable taxes in such action.  Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note will in no event exceed the maximum amount of interest permitted to be charged under the laws of the States of Utah.

(d)

This Note will be governed by and construed in accordance with the laws of the State of Utah and any action to enforce the payments due under this Note, will be brought in a court of competent jurisdiction within the State of Utah and in no other place.

(e)

Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned Maker consents to the release of any security designated herein, or any part thereof, with or without substitution.

Dated:  October 23, 2012

"Maker"

Eastgate Acquisitions Corporation

By:

/s/  Brian Lukian

Its

Chief Financial Officer